EXHIBIT 4.2

SUN HEALTHCARE GROUP, INC.

$200,000,000 Senior Subordinated Notes Due 2015

JOINDER TO THE REGISTRATION RIGHTS AGREEMENT

April 19, 2007

CREDIT SUISSE SECURITIES (USA) LLC,
CIBC WORLD MARKETS CORP.,
UBS SECURITIES LLC,
JEFFERIES & COMPANY, INC.,
     c/o Credit Suisse Securities (USA) LLC,
     Eleven Madison Avenue,
     New York, New York 10010-3629

Ladies and Gentlemen:

Reference is made to the Purchase Agreement (the “Purchase Agreement”) dated March 22, 2007, among Sun Healthcare Group, Inc., a Delaware corporation (the “Company”), its subsidiary guarantors (the “Guarantors”), Credit Suisse Securities (USA) LLC, CIBC World Markets Corp., UBS Securities LLC, and Jefferies & Company, Inc. (collectively, the “Purchasers”), concerning the purchase of the Initial Securities from the Company by the Purchasers. This is the Joinder Agreement to the Registration Rights Agreement dated April 12, 2007 (the “Registration Rights Agreement” or this “Agreement”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

Each of the parties hereto agrees that this Agreement is being executed and delivered in connection with the issue and sale of the Initial Securities pursuant to the Purchase Agreement and to induce the Purchasers to purchase the Initial Securities thereunder. This Agreement is being executed on the Closing Date or, if applicable, the Escrow Release Date, concurrently with the consummation of the Acquisition.

1.  Joinder. Each of Harborside and the Harborside Guarantors listed on Schedule II to the Registration Rights Agreement (together, the “Joining Parties”) hereby agrees to become bound by the terms, conditions and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named therein as a party and as if such party executed the Registration Rights Agreement on the date thereof.

2.  Representations and Warranties of the Joining Parties. Each of the Joining Parties represents and warrants to, and agrees with, the Purchasers on and as of the date hereof that this Agreement has been duly authorized, executed and delivered by such Joining Party.

3.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

5.  Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

6.  Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

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If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

/s/ Michael Newman
Name: Michael Newman
Title:
Vice President of Harborside Healthcare Corporation
Trustee of HHC 1998-1 Trust
   Vice President of Maryland Harborside Corp., the
   general partner of Massachusetts Holdings II, Limited
   Partnership
Vice President of KHI LLC, the general partner of
  Harborside Healthcare Limited Partnership and
  Harborside Healthcare Advisors Limited Partnership
Vice President of each of the Group A Guarantors listed
  on Schedule A
Vice President of Harborside Health I LLC, the general
   partner of each of the Group B Guarantors listed on
  Schedule A
Vice President of KHI LLC, the general partner of each
  of the Group C Guarantors listed on Schedule A
Vice President of Harborside Toledo Business LLC, the
  general partner of each of the Group D Guarantors
  listed on Schedule A
Vice President of each of the Group E Guarantors listed
  on Schedule A

HHC Nutrition Services, LLC /s/ Michael Berg
Name: Michael Berg Title: Secretary

S-1

Huntington Place Limited Partnership
     By: 1775 Huntington Lane, LLC, its general
partner
Florida Holdings I, LLC
Florida Holdings II, LLC
Florida Holdings III, LLC
Florida Administrative Services, LLC
1240 Pinebrook Road, LLC
1501 SE 24th Road, LLC
1775 Huntington Lane, LLC
1980 Sunset Point Road, LLC
2600 Highlands Boulevard, North, LLC
2900 Twelfth Street North, LLC
3865 Tampa Road, LLC
4602 Northgate Court, LLC

4927 Voorhees Road, LLC

/s/ Sam Politz

Name: Sam Politz Title: Manager

S-2

Schedule A

Harborside Guarantors

Harborside Healthcare Corporation
HHC 1998-1 Trust
Massachusetts Holdings II, Limited Partnership

“Group A Guarantors”
Bradford Square Nursing, LLC
Caring Choices Hospice LLC
Connecticut Holdings I, LLC
Crestview Nursing, LLC
Falmouth Healthcare, LLC
Grant Manor LLC
Harborside Administrative Services, LLC
Harborside Health I LLC
Harborside Holdings I, LLC
Harborside Point Place, LLC
Harborside Swanton, LLC
Harborside Sylvania, LLC
Harborside Toledo Business LLC
Harborside Troy, LLC
HBR Danbury, LLC
HBR Kentucky, LLC
HBR Stamford, LLC
HBR Trumbull, LLC
HBR Madisonville, LLC
HBR Campbell Lane, LLC
HBR Owensboro, LLC
HBR Woodburn, LLC
HBR Lewisport, LLC
HBR Brownsville, LLC
HBR Bardwell LLC
HBR Paducah, LLC
HBR Barkely Drive, LLC
HBR Bowling Green LLC
HBR Elizabethtown, LLC
Kentucky Holdings I, LLC
KHI LLC
Klondike Manor LLC
Leisure Years Nursing, LLC
LTC Leasing, LLC
Marietta Healthcare, LLC
Mashpee Healthcare, LLC
Massachusetts Holdings I, LLC
New Hampshire Holdings, LLC
Northwest Holdings I, LLC
395 Harding Street, LLC
1104 Wesley Avenue, LLC
Ohio Holdings I, LLC
Owenton Manor Nursing, LLC
Pine Tree Villa LLC
Regency Nursing, LLC
Vital Care Services, LLC
Wakefield Healthcare, LLC
Westfield Healthcare, LLC
Woodspoint LLC

“Group B Guarantors”
Harborside of Cleveland Limited Partnership
Harborside Connecticut Limited Partnership
Harborside Danbury Limited Partnership
Harborside of Dayton Limited Partnership
Harborside Healthcare Baltimore Limited Partnership
Harborside Massachusetts Limited Partnership
Harborside North Toledo Limited Partnership
Harborside of Ohio Limited Partnership
Harborside Rhode Island Limited Partnership
Harborside Rehabilitation Limited Partnership
Riverside Retirement Limited Partnership

“Group C Guarantors”
Harborside Healthcare Advisors Limited Partnership
Harborside Healthcare Limited Partnership

“Group D Guarantors”
Harborside New Hampshire Limited Partnership
Harborside Toledo Limited Partnership
HHCI Limited Partnership

“Group E Guarantors”
Bay Tree Nursing Center Corp.
Belmont Nursing Center Corp.
Countryside Care Center Corp.
Maryland Harborside Corp.
Oakhurst Manor Nursing Center Corp.
Orchard Ridge Nursing Center Corp.
Sunset Point Nursing Center Corp.
West Bay Nursing Center Corp.